Pricing Supplement No. 2104R
To underlying supplement No. 1 dated October 1, 2012,
product supplement R dated November 7, 2012,
prospectus supplement dated September 28, 2012 and
prospectus dated September 28, 2012
Registration Statement No. 333-184193 Dated: July 17, 2014; Rule 424(b)(2)

Deutsche Bank AG
$4,000,000 Market Contribution Securities Linked to the Bloomberg Commodity Index due August 20, 2015
General
•
The securities are designed for investors who seek a return, which may be positive, zero or negative, linked to the three-times leveraged performance of the Bloomberg Commodity Index (the “Index”), which is composed of futures contracts of 22 physical commodities and is designed to be a benchmark for commodities as an asset class. Investors should be willing to lose some or all of their initial investment if the level of the Index decreases or does not increase sufficiently to offset the effect of the Adjustment Factor and, in the case of an Early Redemption at Holder’s Option, an Early Redemption at Issuer’s Option or a Mandatory Prepayment Event (each, an “Early Redemption Event”), the Discount Factor over the term of the securities. Any payment at maturity or upon an early redemption (including any coupon payment) is subject to the credit of the Issuer.

•
The securities will pay a Coupon monthly and on the Maturity Date in arrears on an actual/360 unadjusted day count convention at a rate equal to the greater of (i) 1-month USD LIBOR (as defined below) less 0.15% and (ii) 0.00%.

•	Senior unsecured obligations of Deutsche Bank AG due August 20, 2015.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	The securities priced on July 17, 2014 (the “Trade Date”) and are expected to settle on July 22, 2014 (the “Settlement Date”).
•	After the Trade Date but prior to the Settlement Date we may accept additional orders for the securities and increase the aggregate Face Amount.
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Index:	The Bloomberg Commodity Index (Ticker: BCOM <Index>)
Coupon:
Paid on a monthly basis and on the Maturity Date in arrears based on an actual/360 unadjusted day count convention; provided that the Coupon will not accrue on or after an Early Redemption Payment Date.

The “Coupon Rate” for each Coupon Period will be the greater of (i) LIBOR (for such Coupon Period) less 0.15% and (ii) 0.00%. For the initial Coupon Period, the Coupon Rate is 0.00620%.
In the case of an Early Redemption Event, you will receive on the applicable Early Redemption Payment Date any accrued but unpaid Coupon to (but excluding) such Early Redemption Payment Date.

Coupon Period:	The period from (and including) a Coupon Payment Date, or the Settlement Date in the case of the initial Coupon Period, to (but excluding) the following Coupon Payment Date.
Coupon Payment Dates:
The 20th of each month beginning on August 20, 2014 and ending on the Maturity Date. If any Coupon Payment Date is not a business day, the Coupon will be paid on the first following day that is a business day, but no adjustment will be made to the Coupon Period, and no additional Coupon will accrue.

Redemption Amount:	At maturity, you will receive a cash payment on the Maturity Date, per $1,000 Face Amount of securities, calculated as follows:
$1,000 + [$1,000 x 3 x (Index Return – Adjustment Factor)]
In the case of an Early Redemption Event, you will receive a cash payment on the Early Redemption Payment Date, per $1,000 Face Amount of securities, calculated as follows:
$1,000 + [$1,000 x 3 x (Index Return x Discount Factor – Adjustment Factor)]

Your investment will be fully exposed to any decline in the level of the Index on a three-times leveraged basis. If the Final Level on the relevant Final Valuation Date is less than the Initial Level, for each $1,000 Face Amount of securities, you will lose 3% of the Face Amount for every 1% by which the Final Level is less the Initial Level. In addition, because the Adjustment Factor of 0.24% per annum is applied on a three-times leveraged basis, it will reduce your return by approximately 0.72% for each year the securities remain outstanding, regardless of whether the level of the Index increases or decreases. Furthermore, the Discount Factor will lower your return upon an early redemption on a three-times leveraged basis if the level of the Index increases. In no event will the Redemption Amount be less than zero.

You will lose some or all of your investment at maturity or upon an early redemption if the level of the Index decreases or does not increase sufficiently to offset the effect of the Adjustment Factor and, in the case of an Early Redemption Event, the Discount Factor. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 8 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, product supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$4,000,000.00	$0.00	$4,000,000.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this pricing supplement.
The agents for this offering are affiliates of ours. For more information see “Supplemental Underwriting Information (Conflicts of Interest)” on the last page of this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,000,000.00	$515.20

Deutsche Bank Securities	Deutsche Bank Trust Company Americas
July 17, 2014

(Key Terms continued from previous page)
Index Return:	The performance of the Index from the Initial Level to the Final Level, calculated as follows:
	Final Level	– 1
Initial Level
Initial Level†:	129.9820, equal to the closing level of the Index on the Trade Date
Final Level†:	The closing level of the Index on the relevant Final Valuation Date
Adjustment Factor:	(0.0024 x (Days / 365)) where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant Final Valuation Date.
Discount Factor:
1/(1 + Interest Rate x N/360)
The “Interest Rate” will equal (i) if the Remaining Period is twelve months or more, LIBOR for the designated period equal to twelve months, (ii) if the Remaining Period is less than twelve months and there is a LIBOR rate available for the exact time period equal to the Remaining Period, LIBOR for the designated period equal to the Remaining Period, or (iii) if the Remaining Period is less than twelve months but there is no available LIBOR rate for the exact time period equal to the Remaining Period, a linear interpolation of LIBOR for the two designated periods for which LIBOR is published which most closely equal the Remaining Period. The Interest Rate will be determined by the calculation agent in its sole discretion.
The “Remaining Period” means the time period from, and excluding, the relevant Final Valuation Date to, and including, August 17, 2015.
“N” is equal to the number of calendar days from, and excluding, the relevant Final Valuation Date to, and including, August 17, 2015.

LIBOR:
The rate for deposits in U.S. dollars (the “Designated LIBOR Currency”) for the designated period, which appears as of 11:00 a.m., London time, on the relevant interest determination date, on the Designated LIBOR Page. If LIBOR is not available on the Designated LIBOR Page, see “Alternatives for Determining LIBOR” below.
For the determination of LIBOR for any Coupon Period, the “designated period” is equal to one month. For the determination of LIBOR for the purpose of calculating the Discount Factor, the “designated period” or “designated periods” are specified in the definition of Discount Factor.
The “Designated LIBOR Page” is Bloomberg page “US0001M <Index>” or such other page as may replace Bloomberg page “US0001M <Index>” on Bloomberg or such other successor service or services for the purpose of displaying London interbank offered rates for deposits in U.S. dollars.
For the determination of LIBOR for any Coupon Period, the “interest determination date” is the second London Banking Day preceding the start of the relevant Coupon Period. For the determination of LIBOR for the purpose of calculating the Discount Factor, the “interest determination date” is the Final Valuation Date.
A “London Banking Day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Alternatives for Determining LIBOR:
If LIBOR is not available on the Designated LIBOR Page on an interest determination date, the calculation agent will request the principal London offices of each of four major reference banks (which may include us or our affiliates) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the designated period, commencing on the Coupon Payment Date immediately following the relevant interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such interest determination date will be the arithmetic mean of such quotations.
If fewer than two such quotations are so provided, then LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on such interest determination date by three major banks (which may be us or our affiliates) in such principal financial center selected by the calculation agent for loans in the Designated LIBOR Currency to leading European banks, having the designated period and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time.
If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding Coupon Period, or, if there was no preceding  Coupon Period, the rate of coupon payable will be the Coupon Rate for the initial Coupon Period.

Early Redemption at Holder’s Option:
If there has not been an Early Redemption at Issuer’s Option, a Mandatory Prepayment Event or an Acceleration upon a Commodity Hedging Disruption Event (each described below), you will have the right on any trading day from, but excluding, the Trade Date to, but excluding, August 17, 2015, by written notice in the form entitled “Notice of Early Redemption” (attached hereto as Annex A) to the Issuer, to require the Issuer to redeem all or a portion of the securities held by you; provided that in the case of redemption of only a portion of your securities, any such redemption shall be in integral multiples of the Face Amount.

Notice of Early Redemption at Holder’s Option:
An Early Redemption at Holder’s Option shall be effective on the date on which such notice is actually received by the Issuer if such notice is received on a trading day at or before 10:00 a.m., New York City time, or the next trading day if such notice is not received on a trading day or is received after 10:00 a.m., New York City time.  In order to request that we redeem your securities on an Early Redemption Payment Date, you must also (i) instruct your DTC custodian with respect to the securities to book a delivery versus payment trade with respect to your securities on the relevant Final Valuation Date at a price equal to the applicable Redemption Amount, and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am., New York City time on the Early Redemption Payment Date.
Because the securities are represented by a global security, owned by The Depository Trust Company (“DTC”), you must instruct the broker or other direct or indirect participant through which you hold your securities to notify DTC of your desire to exercise the early redemption right. You should consult the broker or other direct or indirect participant through which you hold your securities in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.

Early Redemption at Issuer’s Option:
The Issuer may, in its sole discretion, call the securities in whole, but not in part, on any trading day (a) from, but excluding, the Trade Date to, but excluding, August 17, 2015, and (b) following any date on which the calculation agent has notified the Issuer that the publisher of the Index has stopped publication of the Index and that (i) having used reasonable endeavors, the calculation agent is unable to continue to determine the level of the Index, or (ii) continuing to determine the level of the Index would be unduly burdensome or would cause the calculation agent to incur a cost that it would not otherwise incur.
If the publisher of the Index stops publication of the Index, then, for the purpose of determining the Final Level used to calculate the Redemption Amount upon an Early Redemption at Issuer’s Option, the calculation agent will calculate the Index using the index methodology last in effect prior to the cessation of the Index publication.

Notice of Early Redemption at Issuer’s Option:
The Issuer will give the trustee written notice of early redemption, which shall be effective on the date on which such notice is actually delivered to the trustee if such notice is delivered on a trading day at or before 10:00 a.m., New York City time, or the next trading day if such notice is not delivered on a trading day or is delivered after 10:00 a.m., New York City time.

Acceleration upon a Commodity Hedging Disruption Event:
The Issuer may accelerate the payment on the securities upon the occurrence of a Commodity Hedging Disruption Event as described in “Description of Securities – Adjustments to Valuation Dates and Payment Dates – Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components” in the accompanying product supplement. The amount due and payable per $1,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the date of such notice.

Mandatory Prepayment Event:
Your securities will be redeemed early in whole upon the occurrence of a Mandatory Prepayment Event. A “Mandatory Prepayment Event” will occur if, from and after the Trade Date to and including the second trading day immediately prior to August 17, 2015, the closing level of the Index as it appears on Bloomberg page “BCOM <Index>” on any trading day is equal to or less than the Trigger Level.
The “Trigger Level” is 110.4847, equal to 85.00% of the Initial Level. The closing level of the Index as it appears on the relevant Bloomberg page and the Trigger Level are subject to adjustment by the calculation agent in good faith and a commercially reasonable manner if Bloomberg discontinues publication of the Index or the method of calculating the Index or a successor index is changed in a material respect. If a Mandatory Prepayment Event occurs, investors will lose a significant portion or all of their investment in the securities

Trade Date:	July 17, 2014
Settlement Date:	July 22, 2014
Final Valuation Date:	•	In the case of redemption on the Maturity Date, the Final Valuation Date is August 17, 2015.
•
In the case of redemption prior to the Maturity Date as a result of an Early Redemption at Holder’s Option, the Final Valuation Date will be the trading day on which the Early Redemption at Holder’s Option becomes effective.

	•	In the case of redemption prior to the Maturity Date as a result of an Early Redemption at Issuer’s Option, the Final Valuation Date will be the trading day on which the Early Redemption at Issuer’s Option becomes effective.
	•	In the case of a Mandatory Prepayment Event, the Final Valuation Date will be the trading day immediately following the trading day on which the Mandatory Prepayment Event occurred.
Early Redemption Payment Date††:	The third business day following the relevant Final Valuation Date.
Maturity Date††:	August 20, 2015, subject to an Early Redemption Event
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	25152RMJ9 / US25152RMJ94
†	Subject to adjustment as described under “Description of Securities – Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
††
Subject to postponement as described under “Description of Securities – Adjustments to Valuation Dates and Payment Dates” and  acceleration as described under “Description of Securities – Adjustments to Valuation Dates and Payment Dates – Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components” in the accompanying product supplement.

Additional Terms Specific to the Securities

You should read this pricing supplement together with underlying supplement No. 1 dated October 1, 2012, product supplement R dated November 7, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

•	Product supplement R dated November 7, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005975/crt-dp34124_424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

All references to “Early Redemption at Holder’s Option” in this pricing supplement shall be deemed to refer to “Redemption at Option of the Holder,” as defined in the accompanying product supplement. If no relevant Index Constituent (as defined below) is specified, “trading day” means a trading day (as defined in the accompanying product supplement) with respect to any Index Constituent.

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or   “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in this pricing supplement and in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

What Is the Redemption Amount on the Securities at Maturity, Assuming a Range of Performances for the Index?

The following table illustrates the hypothetical Redemption Amount at maturity per $1,000 Face Amount of securities for a hypothetical range of performances for the Index from -30% to +100%. The hypothetical Redemption Amounts set forth below assume an investor purchased the securities at the Issue Price and reflect the Trigger Level of 85.00% of the Initial Level, a period of 396 calendar days from the Trade Date to the Final Valuation Date and an Adjustment Factor equal to (0.0024 x (Days / 365)). The actual Initial Level and Trigger Level are set forth on the cover of this pricing supplement. The hypothetical Redemption Amounts set forth below are for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be determined on the relevant Final Valuation Date. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and the first three examples below, it is assumed that neither an Early Redemption Event nor an Acceleration upon a Commodity Hedging Disruption Event occurs.

Index Return (%)	Adjustment Factor (%)	Redemption Amount ($)	Return on Securities (%)
100.00%	0.26%	$3,992.19	299.22%
90.00%	0.26%	$3,692.19	269.22%
80.00%	0.26%	$3,392.19	239.22%
70.00%	0.26%	$3,092.19	209.22%
60.00%	0.26%	$2,792.19	179.22%
50.00%	0.26%	$2,492.19	149.22%
40.00%	0.26%	$2,192.19	119.22%
30.00%	0.26%	$1,892.19	89.22%
20.00%	0.26%	$1,592.19	59.22%
10.00%	0.26%	$1,292.19	29.22%
0.26%	0.26%	$1,000.00	0.00%
0.00%	0.26%	$992.19	-0.78%
-10.00%	0.26%	$692.19	-30.78%
-15.00%	0.26%	$542.19	-45.78%
-20.00%	0.26%	$392.19	-60.78%
-30.00%	0.26%	$92.19	-90.78%

A Mandatory Prepayment Event will occur if the closing level of the Index on any trading day from and after the Trade Date to and including the second trading day immediately prior to August 17, 2015 is less than or equal to the Trigger Level. If a Mandatory Prepayment Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Hypothetical Examples of Amounts Payable at Maturity or upon Early Redemption

The first three examples illustrate how the Redemption Amounts set forth in the table above are calculated.

Example 1: The Final Level is greater than the Initial Level, resulting in an Index Return of 30.00%. If the Index Return is 30.00%, assuming a period of 396 calendar days from the Trade Date to the Final Valuation Date, the investor receives a Redemption Amount of $1,892.19 per $1,000 Face Amount of securities, representing a return on the securities of approximately 89.22%, calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return – Adjustment Factor)]
$1,000 + [$1,000 x 3 x (30.00% – 0.0024 x (396/365))] = $1,892.19

Example 2: The Final Level is equal to the Initial Level, resulting in an Index Return of 0.00%. If the Index Return is 0.00%, the investor will receive a Redemption Amount that is less than $1,000 per $1,000 Face Amount of securities due to the deduction of the Adjustment Factor on a three-times leveraged basis. Assuming a period of 396 calendar days from the Trade Date to the Final Valuation Date, the investor receives a Redemption Amount of $992.19 per $1,000 Face Amount of securities, representing a return on the securities of approximately -0.78%, calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return – Adjustment Factor)]
$1,000 + [$1,000 x 3 x (0.00% – 0.0024 x (396/365))] = $992.19

Example 3: The Final Level is less than the Initial Level, resulting in an Index Return of -10.00%. If the Index Return is -10.00%, the investor will lose approximately 30.78% of its initial investment due to the three-times exposure to the Index performance and the deduction of the Adjustment Factor, also on a three-times leveraged basis. Assuming a period of 396 calendar days from the Trade Date to the Final Valuation Date, the investor receives a Redemption Amount of $692.19 per $1,000 Face Amount of securities, representing a return on the securities of approximately -30.78%, calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return – Adjustment Factor)]
$1,000 + [$1,000 x 3 x (-10.00% – 0.0024 x (396/365))] = $692.19

The following two examples assume that an Early Redemption Event, other than a Mandatory Prepayment Event, occurs 15 calendar days after the Trade Date, in which case August 1, 2014 is the Final Valuation Date and August 6, 2014 is the Early Redemption Payment Date. The examples assume that the Interest Rate (determined as set forth herein) is 1.00%.

Example 4: The Final Level is greater than the Initial Level, resulting in an Index Return of 30.00%. The investor will receive a Redemption Amount of $1,890.28 per $1,000 Face Amount in securities on the Early Redemption Payment Date, representing a return on the securities of approximately 89.03%, calculated as follows:

The Discount Factor is calculated as follows:

1 / (1 + Interest Rate x N/360)
1 / (1 + 0.01 x 381 /60)= 0.9895

The Redemption Amount is calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return x Discount Factor – Adjustment Factor)]
$1,000 +[$1,000 x 3 x (30.00% x 0.9895 – (0.0024 x 15 / 365))] = $1,890.28

Even though the Adjustment Factor accrues over 15 days instead of 395, the Redemption Amount in this example is less than the Redemption Amount in Example 1 because the Discount Factor is applied to the Redemption Amount in the case of an Early Redemption Event.

Example 5: The Final level is less than the Initial Level, resulting in an Underlying Return of -10.00%. The investor will receive a Redemption Amount of $702.85 per $1,000 Face Amount in securities on the Early Redemption Payment Date, representing a return on the securities of approximately -29.72%, calculated as follows:

The Discount Factor is calculated as follows:

1 / (1 + Interest Rate x N/360)
1 / (1 + 0.01 x 381 / 360) = 0.9895

The Redemption Amount is calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return x Discount Factor – Adjustment Factor)]
$1,000 + [$1,000 x 3 x (-10.00% x 0.9895 – (0.0024 x 15 / 365))] = $702.85

In this example, the Redemption Amount is greater than the Redemption Amount in Example 3 where the securities are held to maturity because the Discount Factor mitigates the effect of the negative Index Return on the Redemption Amount and the Adjustment Factor is smaller because it accrues over 15 days instead of 395.

The following example assumes that a Mandatory Prepayment Event occurs on August 7, 2014, 21 calendar days after the Trade Date, in which case August 8, 2014 is the Final Valuation Date and August 13, 2014 is the Early Redemption Payment Date. The example assumes an Interest Rate of 1.00%.

Example 6: The closing level of the Index on August 7, 2014 is less than the Trigger Level and the Final Level on August 8, 2014 is less than the Initial Level, resulting in an Index Return of -20.00%. In this case, assuming the closing level of the Index had been above the Trigger Level on all trading days prior to August 7, 2014, a Mandatory Prepayment Event would occur on August 7, 2014, when the closing level of the Index fell below the Trigger Level, making August 8, 2014 the Final Valuation Date and August 13, 2014 the Early Redemption Payment Date. Assuming a period of 22 calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date and an Index Return of -20.00%, the investor will receive a Redemption Amount of $405.74 per $1,000 Face Amount on the Early Redemption Payment Date, representing a return on the securities of approximately -59.43%, calculated as follows:

The Discount Factor is calculated as follows:

1 / (1 + Interest Rate x N/360)
1 / (1 + 0.01 x 374 / 360) = 0.9897

The Redemption Amount is calculated as follows:

$1,000 + [$1,000 x 3 x (Index Return x Discount Factor – Adjustment Factor)]
$1,000 + [$1,000 × 3 × (-20.00% x 0.9897 – (0.0024 x 22 / 365))] = $405.74

Selected Purchase Considerations

•
THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION WILL BE REDUCED BY THE ADJUSTMENT FACTOR. PAYMENT UPON AN EARLY REDEMPTION COULD ALSO BE REDUCED BY THE DISCOUNT FACTOR — The Redemption Amount at maturity or upon an early redemption will be reduced by the Adjustment Factor on a three-times leveraged basis, which results in the reduction of approximately 0.72% per $1,000 Face Amount of securities for each year the securities remain outstanding. Because the Adjustment Factor is applied to the value of the Index Return on the relevant Final Valuation Date, the Adjustment Factor will reduce the return on the securities regardless of whether the Final Level on the relevant Final Valuation Date is greater or less than the Initial Level. In addition, payment due upon an early redemption will be reduced by the Discount Factor if the Index Return is positive. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•
RETURN LINKED TO THE PERFORMANCE OF THE BLOOMBERG COMMODITY INDEX — The return on the securities is linked to the performance of the Bloomberg Commodity Index. The Bloomberg Commodity Index is composed of futures contracts (the “Index Constituents”) on 22 physical commodities (which, as of January 2013, includes Hard Red Winter Wheat and Soybean Meal, the futures contracts of which trade on the Kansas City Board of Trade and Chicago Board of Trade, respectively) and is designed to be a benchmark for commodities as an asset class. Because futures contracts specify a certain date for delivery of the underlying commodity, the futures contracts composing the Index will change over time, as expiring contracts are replaced by contracts with later expiration dates. Consequently, the Index reflects the return of the futures contracts included in the Index and also the positive or negative impact of “rolling” hypothetical positions in such contracts forward as they approach delivery.  Its component weightings are determined primarily based on liquidity data, or the relative amount of trading activity of a particular commodity, and dollar-adjusted production data. The component weightings are also determined by several rules designed to insure diversified commodity exposure. On July 1, 2014, Bloomberg Finance L.P. (“Bloomberg”) became responsible for the governance, calculation, distribution and licensing of the Index. The Index was renamed from the Dow Jones–UBS Commodity IndexSM to the Bloomberg Commodity Index and the ticker changed from “DJUBS” to “BCOM.” UBS Securities LLC (“UBS”) has maintained its ownership, but will have no role in any aspect of index governance or calculation. Currently, Bloomberg does not expect to make any material alteration to the calculation methodology of the Index. For more information on the Bloomberg Commodity Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Dow Jones Indices – The Dow Jones–UBS Commodity IndexSM” in the accompanying underlying supplement No. 1 dated October 1, 2012. All references to the Dow Jones–UBS Commodity IndexSM in the accompanying underlying supplement No. 1 dated October 1, 2012 are deemed to refer to the Bloomberg Commodity Index.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES — If a Commodity Hedging Disruption Event (as defined under “Description of Securities — Adjustments to Valuation Dates and Payment Dates — Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components” in the accompanying product supplement) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable per $1,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. Please see the risk factors entitled “A Commodity Hedging Disruption Event May Result In Acceleration of the Securities” and “Commodity Futures Contracts are Subject to Uncertain Legal and Regulatory Regimes, Which May Adversely Affect the Level of the Index and the Value of the Securities” in this pricing supplement for more information.

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TAX CONSEQUENCES — Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. In determining our responsibilities, if any, for information reporting and withholding, we expect to treat a security for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with associated coupons, with the consequences described below. Our special tax counsel, Davis Polk & Wardwell LLP, believes that this treatment is reasonable, but has advised that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. Generally, if this treatment is respected, upon a taxable disposition of a security (including at maturity or upon early redemption), you should recognize gain or loss equal to the difference between the amount you realize (other than any Coupon payment or proceeds attributable to an accrued Coupon) and the amount you paid to acquire the security. Your gain or loss generally should be capital gain or loss, and should be short-term capital gain or loss unless you have held the security for more than one year, in which case it will be long-term capital gain or loss. In determining our information reporting responsibilities, if any, we intend to treat Coupon payments to U.S. holders (and any sales proceeds attributable to an accrued but unpaid Coupon) as ordinary income. Insofar as we have responsibility as a withholding agent, we expect to treat any Coupon payments on the securities (and any sales proceeds attributable to an accrued but unpaid Coupon) made to a non-U.S. holder as U.S.-source income subject to withholding at a rate of 30% absent a claim for an exemption or reduction under an applicable income tax treaty.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (“IRS”) released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the components of the Index. In addition to these selected risk considerations, you should review the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN AN ACCELERATED LOSS – The securities do not guarantee any return of your initial investment. The return on the securities is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive, zero or negative. You will lose some, and you may lose all, of your initial investment if the Final Level is less than the Initial Level, and any loss will be accelerated because your investment is fully exposed to three-times any decline in the Final Level determined on the relevant Final Valuation Date as compared to the Initial Level. Even if the Index does not decline, you will lose some of your investment if the level of the Index does not increase sufficiently to offset the effect of the Adjustment Factor and, in the case of an early redemption, the Discount Factor.

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YOUR SECURITIES MAY BE REDEEMED PRIOR TO THE MATURITY DATE — We may redeem your securities before the Maturity Date in certain circumstances, including if the publisher of the Index has stopped publication of the Index. In addition, your securities will be automatically redeemed early if, from and after the Trade Date to and including the second trading day immediately prior to August 17, 2015, the closing level of the Index on any trading day is less than or equal to 85.00% of the Initial Level.

For United States federal income tax purposes, early redemption of the securities would be a taxable event to you. In addition, you may not be able to reinvest any amount you receive upon redemption of the securities at a rate that is equal to or higher than the rate that you may have received if the securities remained outstanding to the Maturity Date.

If the securities are redeemed prior to the Maturity Date, you will not receive any Coupon that would have otherwise accrued after the applicable Early Redemption Payment Date.

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THE PAYMENT AT MATURITY OR UPON AN EARLY REDEMPTION IS REDUCED BY THE INCLUSION OF AN ADJUSTMENT FACTOR. PAYMENT UPON AN EARLY REDEMPTION COULD BE ADVERSELY AFFECTED BY THE DISCOUNT FACTOR — Because the Adjustment Factor of 0.24% per annum is applied on a three-times leveraged basis, it will result in a reduction in the payment at maturity or upon an early redemption by approximately $7.20 per $1,000 Face Amount of securities for each year the securities remain outstanding. The Adjustment Factor is applied to the Index Return on the relevant Final Valuation Date and will reduce the return on the securities on a three-times leveraged basis regardless of whether the Final Level on the relevant Final Valuation Date is greater than, equal to or less than the Initial Level. In addition, payment upon an early redemption will be reduced by the Discount Factor if the Index Return is positive. Because your exposure to the Index is leveraged, the effect of the Adjustment Factor and Discount Factor may be magnified when calculating the Redemption Amount.

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ALTHOUGH A MANDATORY PREPAYMENT EVENT OCCURS IF THE CLOSING LEVEL OF THE INDEX IS EQUAL TO OR LESS THAN 85% OF THE INITIAL LEVEL, THE FINAL LEVEL MAY BE SIGNIFICANTLY LESS THAN 85% OF THE INITIAL LEVEL UPON A MANDATORY PREPAYMENT EVENT — Upon the occurrence of a Mandatory Prepayment Event, the Final Level will be determined on the relevant Final Valuation Date, which will be the trading day immediately following the trading day on which the Mandatory Prepayment Event occurs.  If the Index declines from the trading day on which a Mandatory Prepayment Event occurs to the Final Valuation Date, the Final Level may be significantly less than 85% of the Initial Level.

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PAYMENTS ON THE SECURITIES ARE SUBJECT TO DEUTSCHE BANK AG’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the securities and you could lose your entire initial investment.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES — If a Commodity Hedging Disruption Event occurs, we will have the right to accelerate the payment on your securities prior to maturity. The amount due and payable on the securities upon such early acceleration will be determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE SECURITIES — Commodity futures contracts that may compose the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities and affect the level of the Index. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to your interest. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, provided the Commodity Futures Trading Commission (the “CFTC”) with additional authority to establish limits on the amount of positions that may be held by any person in commodity futures contracts, options on such futures contracts and swaps that are economically equivalent to such contracts. Such rules may cause a Commodity Hedging Disruption Event to occur or may increase the likelihood that a Commodity Hedging Disruption Event will occur during the term of the securities. If a Commodity Hedging Disruption Event does occur, we may, in our sole and absolute discretion, accelerate the payment on your securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment. We may also decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in the futures contracts composing the Index. Additionally, other market participants are subject to the same regulatory issues and may decide, or be required to, sell their positions in such futures contracts composing the Index. While the effect of these or other regulatory developments are difficult to predict, if such broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of such futures contracts composing the Index and therefore, the level of the Index and the value of the securities.

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YOU WILL HAVE NO RIGHTS IN EXCHANGE-TRADED FUTURES CONTRACTS ON THE COMMODITIES INCLUDED IN THE INDEX — As an holder of the securities, you will not have any rights that holders of exchange-traded futures contracts on the commodities included in the Index may have.

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INDEX CALCULATION DISRUPTION EVENTS MAY REQUIRE AN ADJUSTMENT TO THE CALCULATION OF THE INDEX — At any time during the term of the securities, the daily calculation of the Index may be adjusted in the event that Bloomberg determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day; the settlement price of any futures contract used in the calculation of the

Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index; or, with respect to any futures contract used in the calculation of the Index that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption events may have an adverse impact on the level of the Index or the manner in which it is calculated. Please see the section entitled “The S&P Dow Jones Indices – The Dow Jones–UBS Commodity IndexSM” in the accompanying underlying supplement No. 1 dated October 1, 2012.

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BLOOMBERG MAY BE REQUIRED TO REPLACE A DESIGNATED CONTRACT IF THE EXISTING FUTURES CONTRACT IS TERMINATED OR REPLACED — A futures contract known as a designated contract has been selected as the reference contract for each underlying physical commodity. See “The S&P Dow Jones Indices – The Dow Jones–UBS Commodity IndexSM—Designated Contracts for each Index Commodity” in the accompanying underlying supplement No. 1. Data concerning each designated contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by a supervisory committee appointed by Bloomberg to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of the Index.

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CHANGES THAT AFFECT THE CALCULATION OF THE INDEX MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY OR UPON AN EARLY REDEMPTION — The policies of Bloomberg concerning the methodology and calculation of the Index, additions, deletions or substitutions of the commodities underlying the Index or exchange-traded futures contracts on the commodities underlying the Index could affect the Index and, therefore, could affect the amount payable on the securities at maturity or upon early redemption and the value of the securities prior to maturity. The amount payable on the securities and their value could also be affected if Bloomberg, in its sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Index, or if Bloomberg discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the value of the securities. If events such as these occur, or if the level of the Index is not available because of a market disruption event or for any other reason, the calculation agent — which will be Deutsche Bank AG, London Branch — will make a good faith estimate in its sole discretion of the level of the Index that would have prevailed in the absence of the market disruption event.

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THE CORRELATION AMONG THE INDEX CONSTITUENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the values of the Index Constituents increase or decrease to the same degree at the same time. If the correlation among the Index Constituents changes, the value of the securities may be adversely affected.

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THE ABSENCE OF BACKWARDATION OR PRESENCE OF CONTANGO IN THE MARKETS FOR FUTURES CONTRACTS INCLUDED IN THE INDEX WILL ADVERSELY AFFECT THE LEVEL OF THE INDEX — As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in December may specify a January expiration. As that contract nears expiration, it may be replaced by selling the January contract and purchasing the contract expiring in March. This process is referred to as “rolling.” Historically, with respect to some futures contracts, the prices have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January contract would take place at a price that is higher than the price at which the March contract is purchased, thereby creating a gain in connection with rolling. While certain futures contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in the markets for these futures contracts will adversely affect the level of the Index and, accordingly, decrease the value of your securities. Conversely, some futures contracts included in the Index have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of contango in the markets for these futures contracts will adversely affect the level of the Index and, accordingly, decrease the value of your securities.

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THE RETURN ON YOUR INVESTMENT COULD BE SIGNIFICANTLY LESS THAN THE PERFORMANCE OF THE INDEX OR CERTAIN COMPONENTS OF THE INDEX — The return on your investment in the securities could be significantly less than the return on an alternative investment with similar risk characteristics, even if some of the futures contracts reflected in the Index, or the commodities underlying such futures contracts, have generated significant returns. The levels of such futures contracts and such commodities may move in different directions at different times compared to each other, and underperformance by one or more of the futures contracts included in the Index may reduce the performance of the Index as a whole.

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THE PRICES OF COMMODITIES AND COMMODITY FUTURES CONTRACTS ARE HIGHLY VOLATILE AND MAY CHANGE UNPREDICTABLY — Market prices of commodities and commodity futures contracts are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Market prices of commodities and commodity futures contracts may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the values of the related futures contracts composing the Index and, as a result, the level of the Index, the value of the securities and any payments you may receive in respect of the securities.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant effects on the prices of the underlying commodities and their futures contracts. In addition, the underlying commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the underlying commodities in their common uses will become more widely available or comparatively less expensive, which can affect the value of such commodities’ futures contracts. If one of these events were to cause a decrease in the price of the futures contracts included in the Index, the level of the Index and the value of the securities would be adversely affected.

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THE COMMODITY PRICES REFLECTED IN THE INDEX ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Index may be produced in emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, some emerging market nations have undergone significant political, economic and social upheaval. In such cases, far-reaching changes have resulted in constitutional and social tensions and in such cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is the possibility of nationalization, appropriation or confiscation, political changes, government regulation and social instability. Future political instability may adversely affect the economic conditions of an emerging market nation. Political or economic instability is likely to adversely affect the level of the Index and, potentially, the return on your investment and the value of the securities.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a particular day or over a period of days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the relevant Final Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Index could be adversely affected, which will have an adverse effect on the Redemption Amount.

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IF THE LIQUIDITY OF THE INDEX CONSTITUENTS IS LIMITED, THE VALUE OF THE SECURITIES WILL LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the relevant Final Valuation Date, would likely have an adverse effect on the level of the Index and, therefore, on the return on your securities. Limited liquidity relating to the Index Constituents may also result in the publisher of the Index being unable to determine the level of the Index using its normal means. Any resulting discretion by the calculation agent in determining the Final Level could adversely affect the value of the securities.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of the securities.

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RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE MARKET PRICE OF THE SECURITIES — Because the securities are linked to the Index, which reflects the return on futures contracts on different exchange-traded physical commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) intends to offer to purchase the securities in the secondary market but is not required to do so, except as described under “Early Redemption at Holder’s Option” above. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES— While we expect that, generally, the level of the Index will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	trends of supply and demand for the commodities underlying the Index;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Index Constituents or commodities markets generally;

•	the interest rates and yields then prevailing in the market;

•	the time remaining to maturity of the securities;

•	the volatility of, and correlation among, the prices of the Index Constituents;

•	the expected volatility of the Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates expect to hedge our commodity exposure from the securities by entering into various transactions, such as over-the-counter options or futures. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and have a potentially negative impact on the performance of the Index and the value of the securities. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the securities declines. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in commodity prices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities. Furthermore, because we or our affiliates expect to conduct trading and hedging activities in connection with the securities, we or our affiliates will likely profit in connection with such trading and hedging activities. You should be aware that the potential to earn a profit in connection with hedging activities may create an incentive for us or our affiliates to sell the securities to you.

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WE AND OUR AFFILIATES HAVE NO AFFILIATION WITH BLOOMBERG AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION — Deutsche Bank AG and its affiliates are not affiliated with Bloomberg in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Bloomberg is under no obligation to continue to calculate the Index and is not required to calculate any successor index. If Bloomberg discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the securities or the Redemption Amount. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the Redemption Amount will be determined by the calculation agent in its sole discretion. The information in the accompanying underlying supplement No. 1 regarding the Index has been taken from publicly available sources. Such information reflects the policies of, and is subject to change by, Bloomberg. Deutsche Bank AG has not independently verified this information. You, as an investor in the securities, should make your own investigation into the Index and Bloomberg. Bloomberg is not involved in the offering of the securities in any way and has no obligation to consider your interests as a holder of the securities.

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WE, OUR AFFILIATES OR OUR AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD ADVERSELY AFFECT THE LEVEL OF THE INDEX TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates or our agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

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POTENTIAL CONFLICTS OF INTEREST — Deutsche Bank AG, London Branch is the Issuer of the securities and the calculation agent for the securities. We, as calculation agent for the securities, will maintain some discretion in making decisions relating to the securities, including whether there has been a market disruption event. If a market disruption event occurs on any Final Valuation Date, the calculation agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Initial Level and the Final Level for the Index. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these capacities will not affect the value of the securities. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities, may affect the payment you receive, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

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THERE IS SUBSTANTIAL UNCERTAINTY REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt with associated coupon payments. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

 Historical Information

The following graph sets forth the historical performance of the Bloomberg Commodity Index based on the daily closing levels of the Index from July 14, 2004 through July 14, 2014. The closing level of the Index on July 17, 2014 was 129.9820. We obtained the closing levels of the Index below from Bloomberg.

The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the relevant Final Valuation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Supplemental Underwriting Information (Conflicts of Interest)

DBSI and Deutsche Bank Trust Company Americas, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the securities. After the Trade Date but prior to the Settlement Date, we may accept additional orders for the securities and increase the aggregate Face Amount.

Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Validity of Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the authenticating agent, acting on behalf of the trustee, pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: Commodity Structuring Desk, New York

jatin.bindal@db.com, amit.garg@db.com, prateek.jain@db.com, james.fordham@db.com

Subject: MARKET CONTRIBUTION SECURITIES LINKED TO THE BLOOMBERG COMMODITY INDEX DUE AUGUST 20, 2015  (CUSIP No.: 25152RMJ9)

The undersigned hereby irrevocably elects to exercise the right to have Deutsche Bank AG, London Branch redeem certain securities described in pricing supplement no. 2104R dated July 17, 2014.

Terms used and not defined in this notice have the meanings given to them in the pricing supplement relating to the securities.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the securities (specified below) on the relevant Final Valuation Date to book a delivery versus payment trade with respect to the number of securities specified below at a price per securities equal to the applicable Redemption Amount and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time on the applicable Early Redemption Payment Date.

Name of holder:

Aggregate Face Amount of the securities to be redeemed (in integral multiples of the Face Amount):

Aggregate Face Amount of the securities to remain outstanding:

DTC # (and any relevant sub-account):

Date: _________, 20__

Contact Name:
Telephone #:
Fax #:
Email:

Acknowledgement: I acknowledge that the securities specified above will not be redeemed unless all of the requirements specified in the accompanying prospectus supplement, prospectus and the pricing supplement relating to the securities are satisfied.

If the undersigned is not the beneficial owner of the securities to be early redeemed, the undersigned hereby represents that it has been duly authorized by the beneficial owner to act on behalf of the beneficial owner.

Questions regarding the repurchase requirements of your securities should be directed to the e-mail addresses provided above.